UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2016 (August 9, 2016)
CSRA INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-37494 (Commission File Number)	47-4310550 (I.R.S. Employer Identification No.)

3170 Fairview Park Drive Falls Church, Virginia (Address of Principal Executive Offices)		22042 (Zip Code)

Registrant’s telephone number, including area code: (703) 641-2000
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported on the Current Report on Form 8-K filed by CSRA Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 23, 2016, Michael J. Lawrie, member and the Chairman of the Board of Directors (the “Board of Directors”) of the Company, resigned from the Board of Directors, effective as of the Company’s annual meeting of stockholders, which was held on August 9, 2016 (the “Annual Meeting”). Also as previously reported at that time, Nancy Killefer succeeds Mr. Lawrie as Chairman of the Board of Directors.

On August 9, 2016, the Board of Directors elected John F. Young as a director of the Company, effective immediately. Mr. Young has been designated to serve on the audit committee of the Company, effective as of August 11, 2016. Simultaneously with Mr. Young’s election, the Board of Directors has accepted the resignation of Keith B. Alexander as a member of the audit committee, effective as of August 11, 2016. Mr. Alexander will remain as a member of our Board of Directors. The Company’s Board of Directors has determined that each member of our audit committee, including Mr. Young, satisfies the independence requirements under the New York Stock Exchange listing standards, and that Mr. Young qualifies as an audit committee financial expert under such listing standards.

Mr. Young, age 59, has served on the board of directors of Energy Future Holdings Corp. since July 2008 and as President and Chief Executive Officer of Energy Future Holdings Corp. since January 2008. Before joining Energy Future Holdings Corp., Mr. Young held various senior management positions at Exelon Corporation, including Executive Vice President of Finance and Markets and Chief Financial Officer of Exelon Corporation, President of Exelon Generation and President and Chief Operating Officer of Exelon Power.

In connection with his election as a director, Mr. Young will receive restricted stock units with a value of $160,000. The restricted stock units will vest on the earlier of (i) the one-year anniversary of the date of grant, or (ii) the date of the Company’s first annual meeting of stockholders held after the date of grant. In addition, Mr. Young will be eligible to participate in the Company’s director compensation arrangements, which are more fully described in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the SEC on June 24, 2016. Mr. Young has also entered into a customary indemnification agreement with the Company.

Mr. Young was not selected as a director pursuant to any arrangement or understanding between him and any other person. Other than as set forth herein, there are no related-party transactions between the Company and Mr. Young required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As described in Item 5.07 below, at the Annual Meeting, the Company’s stockholders approved the material terms of the performance goals under which compensation may be paid under the CSRA Inc. 2015 Omnibus Incentive Plan (the “Incentive Plan”), which was established in November 2015 prior to the Company’s separation from CSC and was approved at the time by the CSC. The material terms include:

•	the employees eligible to receive compensation;

•	a description of the business criteria on which the performance goals are based; and

•	the maximum amount of compensation that could be paid to any employee.

For further description of the Incentive Plan, please see “Proposal 5: Approval of the material terms of the performance goals under the CSRA Inc. 2015 Omnibus Incentive Plan” in the Company’s Proxy Statement. The foregoing descriptions of the Incentive Plan are not complete and are qualified in their entirety by reference to the full text of the Incentive Plan, which was filed as Appendix B to the Proxy Statement and is incorporated by reference herein in its entirety.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On August 9, 2016, the Company held its Annual Meeting as a virtual meeting. Stockholders were able to participate in the Annual Meeting, vote and submit questions via live webcast. Of the 163,423,631 shares of common stock outstanding and entitled to vote at the Annual Meeting as of June 13, 2016, the record date, the holders of record of 143,844,858 shares of common stock were present, in person or by proxy, and entitled to vote at the Annual Meeting, constituting a quorum. The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the votes cast for or withheld, the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below, and a more detailed description of each proposal is set forth in the Company’s Proxy Statement:
Proposal 1 — Election of Directors.
The proposal to elect each of the 10 nominees to serve as a director of the Company until the Company’s next annual meeting of stockholders was approved, with each nominee receiving the affirmative vote of a majority of the votes cast with respect to such nominee’s election. The voting results in respect of each of nominees were as follows:

Nominee	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Keith B. Alexander	92,986,721	42,898,707	668,364	7,291,066
Sanju K. Bansal	133,175,996	2,598,043	779,753	7,291,066
Michèle A. Flournoy	133,729,260	2,071,608	752,924	7,291,066
Mark A. Frantz	133,273,045	2,537,910	742,837	7,291,066
Nancy Killefer	133,219,603	2,357,608	976,581	7,291,066
Craig Martin	133,158,747	2,724,564	670,481	7,291,066
Sean O’Keefe	133,257,878	2,535,963	759,951	7,291,066
Lawrence B. Prior III	133,578,816	2,359,264	615,712	7,291,066
Michael E. Ventling	132,712,076	3,076,280	765,436	7,291,066
Billie I. Williamson	132,755,379	3,102,029	696,384	7,291,066

Proposal 2 — Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017.
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
139,956,088	3,489,566	399,204	0

Proposal 3 — Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.
The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
129,160,588	6,711,068	682,136	7,291,066

Proposal 4 — Approval, on a non-binding advisory basis, of the frequency of holding future nonbinding advisory votes on executive compensation.
The stockholders approved, on a non-binding, advisory basis, a one-year frequency for future advisory votes on executive compensation. The voting results were as follows:

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions	Broker Non-Votes
125,422,458	2,388,558	8,149,425	593,351	7,291,066

Proposal 5 — Approval of the material terms of the performance goals under the CSRA Inc. 2015 Omnibus Incentive Plan.
The stockholders approved the material terms of the performance goals under the Incentive Plan. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
128,908,204	5,797,775	1,847,813	7,291,066

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 10, 2016
CSRA INC.

By:	/s/ William J. Haynes II Name: William J. Haynes II Title: Executive Vice President, General Counsel and Secretary